Ehxibit 77(q)


                                    Exhibits


(e)(1) Amendment dated January 1, 2007 to the Investment Management Agreement dated March 1, 2002 between ING Investments, LLC and ING Variable Funds - Filed as an exhibit to Post-Effective Amendment No. 71 to the Registrant's Form N-1A Registration Statement on April 27, 2007 and incorporated herein by reference.

(e)(2) Second Amendment dated January 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No. 71 to the Registrant's Form N-1A Registration Statement on April 27, 2007 and incorporated herein by reference.